    As filed with the Securities and Exchange Commission on October 22, 1999
                                              Registration No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                 ISS GROUP, INC.
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     58-2362189
(State or other jurisdiction                   (IRS Employer Identification No.)
of incorporation or organization)

            6600 PEACHTREE DUNWOODY ROAD, 300 EMBASSY ROW, SUITE 500
                             ATLANTA, GEORGIA 30328
               (Address of principal executive offices) (Zip Code)

                                   ----------

                                 ISS GROUP, INC.
                            1995 STOCK INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                 1999 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
                          NETREX, INC. 1998 STOCK PLAN
                            (Full title of the plans)

                                   ----------

                                THOMAS E. NOONAN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ISS GROUP, INC.
                          6600 PEACHTREE DUNWOODY ROAD
                           300 EMBASSY ROW, SUITE 500
                             ATLANTA, GEORGIA 30328
                     (Name and address of agent for service)
                                 (678) 443-6000
          (Telephone number, including area code, of agent for service)

                                   ----------

                                CALCULATION OF REGISTRATION FEE
==========================================================================================================
                                                         Offering                            Amount of
    Title of Securities to be         Amount to be         Price      Aggregate Offering    Registration
            Registered                Registered(1)    per Share(2)          Price              Fee
----------------------------------------------------------------------------------------------------------
1995 Stock Incentive Plan              518,762 shares     $31.50(2)    $16,341,003.00(2)        $4,542.80
-------------------------
Common Stock, $0.001 par value

1999 Employee Stock Purchase Plan    360,000 shares       $31.50(2)    $11,340,000.00(2)        $3,152.52
---------------------------------
Common Stock, $0.001 par value

1999 International Employee Stock     40,000 shares       $31.50(2)     $1,260,000.00(2)          $350.28
---------------------------------

Purchase Plan
-------------
Common Stock, $0.001 par value

Netrex, Inc. 1998 Stock Plan         509,793 shares        $3.97(3)     $2,023,878.21(3)          $562.64
----------------------------
Common Stock
                                                               Aggregate Registration Fee       $8,608.24
==========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Registrant's 1995 Stock Incentive Plan, 1999 Employee Stock Purchase Plan and the 1999 International Employee Stock Purchase Plan, and/or under the Netrex, Inc. 1998 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the

     Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on October 19, 1999 as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

               ISS Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on February 17, 1999;

        (b) The Registrant's Current Report on Form 8-K filed with the Commission on September 15, 1999;

        (c) The Registrant's Quarterly Reports on Form 10-Q for period ended March 31, 1999 filed with the Commission on May 13, 1999, and for period ended June 30, 1999 filed with the Commission on August 13, 1999.

        (d) The Registrant's Registration Statement No. 0-23655 on Form 8-A filed with the Commission on March 13, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Capital Stock

               Inapplicable.

Item 5.  Interests of Named Experts and Counsel

               Inapplicable.

Item 6.  Indemnification of Directors and Officers

               Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative(other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

               Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by
Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

               Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

               Article Eleventh of the Registrant's charter provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

               Section 6.1 of the Registrant's bylaws further provides that the Registrant shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law indemnify each of its directors and officers against expenses(including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant.

               The Registrant has entered into indemnification agreements with each of its directors and executive officers that provide for indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

        The Registrant has purchased officers' and directors' liability insurance.

        The Registrant has agreed to indemnify certain directors and officers against certain liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act"), pursuant to
Section 7 of the Amended and Restated Rights Agreement.

Item 7.  Exemption from Registration Claimed

               Inapplicable.

Item 8.  Exhibits

Exhibit Number    Exhibit
--------------    -------
    4.0        Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 0-22366 on Form 8-A, and
               the exhibits thereto, and Amendment No. 1 thereto, which are incorporated herein by reference pursuant to Item 3(d) of this
               Registration Statement.
    5.0        Opinion of Brobeck, Phleger & Harrison LLP. 23.1 Consent of Ernst
               & Young LLP, Independent Auditors. 23.2 Consent of Brobeck,
               Phleger & Harrison LLP is contained in Exhibit 5.
    24.0       Power of Attorney. Reference is made to page II-5 of this
               Registration Statement.
    99.1       ISS Group, Inc. 1995 Stock Incentive Plan (as amended and
               restated through December 4, 1997).
    99.2*      Form of Notice of Grant.
    99.3*      Form of Stock Option Agreement.
    99.4*      Addendum to Stock Option Agreement (Limited Stock Appreciation
               Rights).
    99.5*      Form of Stock Issuance Agreement.
    99.6*      Form of Notice of Grant of Automatic Stock Option (Initial
               Grant).
    99.7*      Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.8*      Form of Automatic Stock Option Agreement.
    99.9       ISS Group, Inc. 1999 Employee Stock Purchase Plan.
    99.10      Form of Stock Purchase Agreement.
    99.11      Form of Enrollment/Change Form.
    99.12      ISS Group, Inc. 1999 International Employee Stock Purchase Plan.
    99.13      Form of Stock Purchase Agreement.
    99.14      Form of Enrollment/Change Form.
    99.15      Netrex, Inc. 1998 Stock Plan.
    99.16      Form of Stock Option Agreement (Standard Form).
    99.17      Form of Stock Option Agreement (Stock Repurchase Right Form).

    * Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits 99.2 through 99.8, respectively, of Registrant's Registration Statement No. 333-53279 on Form S-8 which was filed with the SEC on May 21, 1998.

Item 9. Undertakings.

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"),
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1995 Stock Incentive Plan or the 1999 Employee Stock Purchase Plan or the 1999 International Employee Stock Purchase Plan or the Netrex, Inc. 1998 Stock Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 20th day of October, 1999.


                             ISS GROUP, INC.



                             By  /s/ Thomas E. Noonan
                                ------------------------------------------------
                                 Thomas E. Noonan
                                 Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

               That the undersigned officers and directors of ISS GROUP, INC., a Delaware corporation, do hereby constitute and appoint Thomas E. Noonan, Richard Macchia and Jon Ver Steeg, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                         Title                                        Date
----------                         -----                                        ----


/s/ Thomas E. Noonan
-----------------------------     Chairman, President and Chief Executive       October 20, 1999
Thomas E. Noonan                  Officer (Principal Executive Officer)

Signatures                         Title                                        Date
----------                         -----                                        ----


/s/ Christopher W. Klaus
-----------------------------     Chief Technology Officer,                     October 20, 1999
Christopher W. Klaus              Secretary and Director


/s/ Richard Macchia
-----------------------------     Vice President and Chief Financial            October 20, 1999
Richard Macchia                   Officer (Principal Financial and
                                  Accounting Officer)


/s/ Richard S. Bodman
-----------------------------     Director                                      October 20, 1999
Richard S. Bodman


/s/ Robert E. Davoli
-----------------------------     Director                                      October 20, 1999
Robert E. Davoli


/s/ Kevin J. O'Connor
-----------------------------     Director                                      October 20, 1999
Kevin J. O'Connor


/s/ David N. Strom
-----------------------------     Director                                      October 20, 1999
David N. Strom

                                         EXHIBIT INDEX



Exhibit Number    Exhibit
--------------    -------
     4.0       Instruments Defining Rights of Stockholders. Reference is made to
               Registrant's Registration Statement No. 0-22366 on Form 8-A, and
               the exhibits thereto, and Amendment No. 1 thereto, which are incorporated herein by reference pursuant to Item 3(d) of this
               Registration Statement.
     5.0       Opinion of Brobeck, Phleger & Harrison LLP.
    23.1       Consent of Ernst & Young LLP, Independent Auditors.
    23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
               Exhibit 5.
    24.0       Power of Attorney. Reference is made to page II-5 of this
               Registration Statement.
    99.1       ISS Group, Inc. 1995 Stock Incentive Plan (as amended and
               restated through December 4, 1997).
    99.2*      Form of Notice of Grant.
    99.3*      Form of Stock Option Agreement.
    99.4*      Addendum to Stock Option Agreement (Limited Stock Appreciation
               Rights).
    99.5*      Form of Stock Issuance Agreement.
    99.6*      Form of Notice of Grant of Automatic Stock Option (Initial
               Grant).
    99.7*      Form of Notice of Grant of Automatic Stock Option (Annual Grant).
    99.8*      Form of Automatic Stock Option Agreement.
    99.9       ISS Group, Inc. 1999 Employee Stock Purchase Plan.
    99.10      Form of Stock Purchase Agreement.
    99.11      Form of Enrollment/Change Form.
    99.12      ISS Group, Inc. 1999 International Employee Stock Purchase Plan.
    99.13      Form of Stock Purchase Agreement.
    99.14      Form of Enrollment/Change Form.
    99.15      Netrex, Inc. 1998 Stock Plan.
    99.16      Form of Stock Option Agreement (Standard Form).
    99.17      Form of Stock Option Agreement (Stock Repurchase Right Form).

    * Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits 99.2 through 99.8, respectively, of Registrant's Registration Statement No. 333-53279 on Form S-8 which was filed with the SEC on May 21, 1998.